UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 18, 2005

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulations FD Disclosure

Item 9.01 Financial Statements and Exhibits

c) Exhibits

99.1    Text of Unizan Financial Corp. release dated February 18, 2005

CANTON, Ohio, February 18, 2005 - Unizan Financial Corp. (NASDAQ:UNIZ), today reported net income of $3.3 million for the quarter ended December 31, 2004, or $0.15 per diluted share, compared with net income of $2.9 million or $0.13 per diluted share reported for the quarter ended September 30, 2004 and $2.6 million, or $0.12 per diluted share, for the quarter ended December 31, 2003. As previously announced, the fourth quarter 2004 results include a $2.2 million, or $0.10 per diluted share, after-tax charge to recognize an other-than-temporary impairment in value of certain investment securities. The fourth quarter 2004 results also include $160 thousand after-tax, or $0.01 per diluted share, of merger-related severance and other charges compared to an after-tax severance charge of $2.0 million, or $0.09 per diluted share, in the 2003 period. The third quarter 2004 results included an after-tax gain of $317 thousand, or $0.01 per diluted share, on the sale of the Company’s Wooster Financial Center and $309 thousand after-tax, or $0.01 per diluted share, of merger-related severance costs and professional fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005	UNIZAN FINANCIAL CORP.

	By:	/s/ James H. Nicholson
	Its:	EVP & Chief Operating Officer